UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 20, 2023 (June 16, 2023)

Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Executive Drive, Suite 303 Chelmsford, Massachusetts 01824 (210) 829-9000
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HHS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

Harte Hanks, Inc. (the “Company”) announced today a transition in the position of Chief Executive Officer, with Brian Linscott departing the Company as of June 16, 2023, and the Board of Directors (the “Board”) appointing Kirk Davis as Chief Executive Officer and nominating Mr. Davis to the Board, effective as of June 19, 2023. There were no disagreements between Mr. Linscott and the Company.

Mr. Davis, age 61, has nearly four decades of experience in the print and digital media space at the chief executive level as well as advising C-level executives, boards and key decision makers within publicly held and private equity backed publishing and digital media verticals, among others. From June 2021 – June 2023, Mr. Davis served as the Chief Executive Officer of Metro Corp., a regional media company and publisher of Philadelphia and Boston magazines. From 2006-2019, Mr. Davis served in various roles at Gatehouse Media, LLC (“GateHouse”) and its affiliates and predecessor entities, one of the largest newspaper chains in the United States, including serving as Chief Executive Officer of GateHouse and as President, Chief Operating Officer of its publicly traded parent, New Media Investment Group from 2014-2019. Earlier in his career, Mr. Davis served as Chief Executive Officer of Enterprise NewsMedia LLC and Community Newspaper Company. Since 2015, Mr. Davis has served as a member of the board of directors of The Associated Press and currently serves as Chair of its Audit Committee. Mr. Davis attended both Ohio University and Wright State University. There is no arrangement or understanding between Mr. Davis and any other person pursuant to which Mr. Davis was selected as an officer, and Mr. Davis does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Davis and any director or executive officer of the registrant.

Employment Agreement with Kirk Davis

In connection with his appointment as Chief Executive Officer, the Company and Mr. Davis have entered into an employment agreement (the “Employment Agreement”), effective as of June 19, 2023. Pursuant to the Employment Agreement, Mr. Davis will receive an annual base salary of $450,000 and a target annual bonus opportunity equal to 100% of his base salary (with a maximum annual bonus opportunity equal to 125% of his base salary). In consideration for entering into the Employment Agreement and commencing employment with the Company, the Company has agreed to pay Mr. Davis a cash sign-on bonus of $50,000. If Mr. Davis’ employment is terminated by the Company for “cause” or if Mr. Davis resigns without “good reason,” in each case prior to June 19, 2024, Mr. Davis will be required to repay to the Company the after-tax portion of the sign-on bonus. Mr. Davis will also receive an initial equity grant consisting of approximately 240,000 stock options to purchase shares of the Company’s common stock, which will vest in three equal installments on each of the first three anniversaries of June 19, 2023, subject to Mr. Davis’ continued employment with the Company.

In the event that Mr. Davis’ employment is terminated by the Company without “cause” or if Mr. Davis resigns for “good reason,” the Company will provide Mr. Davis with the following severance payments and benefits: (i) 18 months’ of continued base salary payments, payable over 18 months, and (ii) reimbursement for the employer portion of continuation coverage premiums under COBRA for 12 months following his separation date. Mr. Davis’ receipt of the foregoing payments and benefits would be subject to his execution of an effective release of claims against the Company and certain of its affiliates. Subject to any limitations under applicable law, Mr. Davis will be required to continue to comply with confidentiality, non-solicitation and non-competition obligations in order to continue to receive these severance benefits.

The foregoing description is qualified by reference to the full text of the Employment Agreement. A copy of the Employment Agreement is filed as Exhibit 10.1 attached hereto and is incorporated herein by reference in its entirety into this Item 5.02.

Separation Arrangement with Brian Linscott

In connection with Mr. Linscott’s separation from the Company, the Company expects to negotiate a separation agreement honoring the terms of Mr. Linscott’s employment agreement. Mr. Linscott’s separation from the Company constitutes an involuntary termination by the Company “without cause” under Mr. Linscott’s employment agreement, entitling him to receive, subject to his execution of an effective release of claims and continued compliance with certain restrictive covenants: (i) continued base salary payments for 18 months following the separation date, and (ii) reimbursement for the employer portion of continuation coverage premiums under COBRA for 12 months following his separation date. In addition, pursuant to the terms of the applicable award agreements, all of the unvested time-based restricted stock units held by Mr. Linscott will vest, and a portion of the performance-based restricted stock units held by Mr. Linscott will remain eligible to be earned during the 90-day period following his separation of employment subject to achievement of the applicable stock price goals during such period.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the foregoing events is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 8.01 Other Events

In connection with the announcement of the CEO transition, the Company confirms that the statements made in its first quarter earnings release related to the expectation that the Company will experience sequential improvement to EBITDA in the second quarter remains its expectations.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company’s control and are described in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). It should be understood that it is not possible to predict or identify all such factors. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, if any. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Employment Agreement between the Company and Kirk Davis, effective as of June 19, 2023.

99.1	Press Release of Harte Hanks, Inc. dated June 19, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTE HANKS, INC.

By:	/s/ Laurilee Kearnes
Name:	Laurilee Kearnes
Title:	Chief Financial Officer

Date: June 20, 2023